Exhibit 10.77

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT dated June 13, 2006 (this “Agreement”) is entered into by and among, on the one hand, Hummingbird Value Fund, L.P., a Delaware limited partnership, Hummingbird Management, LLC, a Delaware limited liability company, Hummingbird Microcap Value Fund, L.P., a Delaware limited partnership, Hummingbird Capital, LLC, a Delaware limited liability company, Hummingbird Concentrated Fund, L.P., a Delaware limited partnership, Summit Street Value Fund, L.P., a Delaware limited partnership, Summit Street Management, LLC, a Delaware limited liability company, Summit Street Capital, LLC, a Delaware limited liability company, Monarch Activist Partners L.P., a Delaware limited partnership, Chadwick Capital Management, LLC, a Delaware limited liability company, Sohail Malad, an individual, Arthur T. Williams, III, an individual, Jennifer A. Wallace, an individual, Paul D. Sonkin, an individual, and James Chadwick, an individual, (the foregoing individuals and entities being collectively referred to herein as the “Investor Group”) and, on the other hand, Meade Instruments Corp. (the “Company”), a Delaware corporation.

WHEREAS, Hummingbird Value Fund, L.P., provided notice in a letter dated May 10, 2006 of its intent to nominate Paul D. Sonkin and James Chadwick for election to the Meade Board of Directors (the “Board”) at the Company’s 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) and, further, to submit two proposals to be acted upon at the 2006 Annual Meeting to amend the Company’s Certification of Incorporation, as amended, and Amended and Restated Bylaws to: (i) declassify the composition of the Company’s Board; and (ii) allow for cumulative voting in the election of directors;

WHEREAS, in letters dated May 17, 2006 and May 23, 2006, Hummingbird Value Fund, L.P. requested pursuant to Section 220 of the Delaware General Corporation Law to inspect certain of the Company’s books, records and documents (the “Demand Letters”); and

WHEREAS, the Company and the Investor Group have determined that the interests of the Company and its stockholders would be best served by avoiding the substantial expense, disruption and adverse publicity of a dispute regarding the aforesaid nominations and proposals;

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

1. New Directors; 2006 Annual Meeting; Related Matters.

(a) In accordance with the Company’s Bylaws and pursuant to the Board’s written consent attached hereto as Exhibit A, effective concurrent with the execution of this Agreement, the Board shall adopt a resolution to increase the size of the Board by two (2) directors and fill the newly created seats by appointing (i) Paul D. Sonkin as a Class II director to the Board and he shall remain on the Board until the 2006 Annual Meeting, or until his successor has been duly elected and qualified and (ii) James Chadwick as a Class III director to the Board and he shall remain on the Board until the Company’s Annual Meeting of Stockholders in 2007, or until his successor has been duly elected and qualified, which individuals hereby consent to their appointment to the Board and future nomination as contemplated by this Paragraph and Paragraph 2(a) below. In addition, the Company shall cause to be nominated for election as a director to the Board Paul D. Sonkin as a candidate of the Company as a Class II director at the 2006 Annual Meeting and he shall remain on the Board until the Company’s Annual Meeting of Stockholders in 2009 (subject to the approval and implementation of the Declassification Proposal (as defined below), in which case until the 2007 Annual Meeting of Stockholders), or until his successor has been duly elected and qualified. The Company shall publicly support and recommend that the Company’s shareholders vote to elect Paul D. Sonkin as a Class II director at the 2006 Annual Meeting.

(b) In accordance with the Company’s Bylaws and pursuant to the Board’s written consent attached hereto as Exhibit A, effective concurrent with the execution of this Agreement, the Company shall submit a resolution to the stockholders at the 2006 Annual Meeting to declassify the Company’s Board and provide for the annual election of all directors (the “Declassification Proposal”), the first of such annual elections to take place at the Company’s 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”). In connection therewith, the Company agrees to vote all shares which it is entitled to vote or shares which it has control over, including, without limitation, all unallocated shares in the Company’s Employee Stock Ownership Plan, in favor of the Declassification Proposal and in favor of Paul D. Sonkin’s election to the Board at the 2006 Annual Meeting.

(c) The Investor Group hereby withdraws (i) its nominations of Paul D. Sonkin and James Chadwick (and any substitutions for such individuals) for election to the Board at the 2006 Annual Meeting and (ii) each of the other proposals set forth in the Hummingbird Value Fund, L.P. notice dated May 10, 2006 (the “Notice”) and any other stockholder proposal with respect to the 2006 Annual Meeting. The Investor Group will promptly file an amendment to the Schedule 13D (as defined herein), reporting the entry into this Agreement, amending applicable items to conform to its obligations hereunder and appending this Agreement and the Press Release (as hereinafter defined) issued by the Investor Group as exhibits thereto. The Schedule 13D amendment to be filed may also, in the sole discretion of the Investor Group, terminate the group filing of the Investor Group, which shall not affect the obligation of each signatory hereto to continue to be bound by the terms hereof.

(d) The Investor Group hereby withdraws its request to inspect certain of the Company’s books, records and documents as set forth in the Demand Letters.

(e) The members of the Investor Group and their Affiliates, shall vote, and shall use their commercially reasonable efforts to cause their respective Associates (as defined in Section 11 hereof) including but not limited to those Associates identified in the Schedule 13D filed by the Investor Group with the SEC on May 26, 2006, as amended (the “Schedule 13D”), to vote, all Voting Securities (as defined in Section 11 hereof) which they are entitled to vote at the 2006 Annual Meeting: (i) in favor of the election of each of the candidates on the Company Nominated Slate to the Board; (ii) in accordance with the recommendation of the Board with respect to the ratification of auditors (if applicable); (iii) in accordance with the recommendation of the Board with respect to the Declassification Proposal; (iv) in accordance with the recommendation of the Board with respect to a proposal to eliminate the reference to Series A and Series B stock in the Company’s Certificate of Incorporation; and (v) in accordance with the recommendation of the Company’s Board with respect to any proposal made by any stockholder. The only matters to be acted upon at the 2006 Annual Meeting will be the proposals described in clauses (i), (ii), (iii) and (iv) of this Section 1(e), provided, proposals validly submitted by shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Company’s Bylaws, and in compliance with such respective provisions, may be acted upon at the 2006 Annual meeting to the extent required. To date, the Company represents that no such proposals have been submitted.

2. Election of Directors: 2007 Annual Meeting; Related Matters

(a) The Company shall cause to be nominated for election as directors to the Board at the 2007 Annual Meeting each of the existing directors whose terms are scheduled to expire at the 2007 Annual Meeting including Paul D. Sonkin and James Chadwick, to the extent their terms expire at the 2007 Annual Meeting. To the extent that (i) Mr. Sonkin declines to stand for reelection, Hummingbird Management, LLC may designate a replacement candidate, and/or (ii) Mr. Chadwick declines to stand for reelection, Chadwick Capital Management, LLC may designate a replacement candidate, and the Nominating Committee shall include such replacement candidates on the Company’s slate of director nominees, provided that the majority of the Board or the majority of the Nominating Committee approve the nomination of the replacement candidate(s), which approval will not be unreasonably withheld. To the extent that directors other than Sonkin and Chadwick decline to stand for reelection, then the Nominating Committee shall designate replacement candidates. The slate of directors so nominated shall be referred to as the “Company Nominated Slate.” The Company will publicly support and recommend that the Company’s stockholders vote to elect the Company Nominated Slate to the Board.

(b) The members of the Investor Group and their Affiliates, shall vote, and shall use their commercially reasonable efforts to cause their respective Associates (as defined in Section 11 hereof) including but not limited to those Associates identified in the Schedule 13D, to vote, all Voting Securities (as defined in Section 11 hereof) which they are entitled to vote at the 2007 Annual Meeting: (i) in favor of the election of each of the candidates on the Company Nominated Slate to the Board; (ii) in accordance with the recommendation of the Board with respect to the ratification of auditors (if applicable); and (iii) in accordance with the recommendation of the Company’s Board with respect to any proposal made by any stockholder.

(c) Except to the extent permitted in Sections 2(a), 2(b) and 3, the Investor Group shall not nominate directors or propose any other business at the 2007 Annual Meeting.

(d) The 2007 Annual Meeting shall be held no later than August 1, 2007.

3. TERMINATION DATE. This Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until the conclusion of the 2007 Annual Meeting; provided, however, that if either (i) the majority of stockholders do not vote to declassify the Company’s Board at the 2006 Annual Meeting and all directors terms do not expire at the 2007 Annual Meeting, (ii) the 2006 Annual Meeting is not held and completed by November 30, 2006 or (iii) the Company has not filed its Annual Report on Form 10-K for the twelve months ended February 28, 2006 (“2006 Annual Report”) with the Securities and Exchange Commission by October 31, 2006, the Termination Date shall be deemed to be April 30, 2007. Nothing contained in this Agreement shall limit any member of the Investor Group or their Associates or Affiliates from taking any of the actions otherwise prohibited in this Agreement in connection with any meeting of the Company’s stockholders in 2007 in the event the Termination Date is deemed to be April 30, 2007, including without imitation, nominating directors, requesting a stockholder list and related information, making public filings or announcements or taking any other action, in each case, related to the solicitation of proxies at any 2007 meeting of the Company’s stockholders if such action occurs no more than two weeks prior to the earliest date on which a stockholder is permitted to give effective notice of its intention to nominate candidates for election at any 2007 meeting of the Company’s stockholders.

4. STANDSTILL.

(a) So long as the Company has not breached this Agreement, each member of the Investor Group and their Affiliates severally, and not jointly, agrees that during the period commencing on the date hereof and ending on the Termination Date, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, he, she or it will not, and will cause each of his, her or its officers, agents and other Persons acting on his, her or its behalf not to, and will use commercially reasonable efforts to cause his, her or its respective Associates (as defined in Section 11 hereof) including but not limited to those Associates identified in the Schedule 13D not to:

(i) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), advise, encourage or influence any Person (as defined in Section 11 hereof) with respect to the voting of any Voting Securities with respect to the 2006 Annual Meeting or the 2007 Annual Meeting in a manner that is inconsistent with the terms of this Agreement; or otherwise “solicit” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 or exempt solicitations pursuant to Rule 14a-2(b)(1) Rule 14a-2(b)(2) under the Exchange Act or otherwise induce or encourage any other Person to initiate any such stockholder proposal;

(ii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a “group” that includes all or some lesser number of the Persons identified as “Reporting Persons” in the Schedule 13D, but does not include any other members who are not currently identified as Reporting Persons;

(iii) other than as previously disclosed in the Schedule 13D, deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as expressly set forth in this Agreement;

(iv) enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(v) request the Company or its advisers, directly or indirectly, to amend or waive any of the provisions of this Agreement, except for amendments or waivers not of a material nature;

(vi) take any initiative with respect to the Company or any of its subsidiaries which involves making a public announcement or that could require the Company or any of its subsidiaries to make a public announcement regarding such initiative or any of the activities referred to in any of these subparagraphs (i) through (vi); or

(vii) take or cause or induce others to take any action inconsistent with any of the foregoing.

(b) It is understood and agreed that the foregoing shall not be deemed to prohibit any of the members of the Investor Group who are directors of the Company from engaging in any lawful acts in the exercise of their fiduciary duties as directors of the Company.

5. RELEASE.

(a) Other than for any breach of the provisions of this Agreement by the Company, the Investor Group hereby agrees for the benefit of the Company, and each officer, director, stockholder, agent, affiliate, employee, attorney, assigns, predecessor, and successor, past and present, of the Company (the Company and each such person being a “Company Released Person”) as follows: The Investor Group, for themselves and for their members, officers, directors, assigns, agents, and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with any Schedule 13D or proxy filings made prior to the date hereof or in respect of or in connection with the nomination and election of directors at the 2006 Annual Meeting, the other proposals contained in the Notice, or the nomination and election of directors at the 2007 Annual Meeting, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions).

(b) Other than for any breach of the provisions of this Agreement by any member of the Investor Group, the Company hereby agrees for the benefit of the Investor Group, and each member, officer, director, stockholder, agent, affiliate, employee, attorney, assign, predecessor, and successor, past and present, of the Investor Group (the Investor Group and each such person being a “Investor Group Released Person”) as follows: The Company, for itself and for its officers, directors, assigns, agents, and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Investor Group Released Person of, and hold each Investor Group Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with any Schedule 13D or proxy filings made prior to the date hereof or in respect of or in connection with the nomination and election of directors at the 2006 Annual Meeting, the other proposals contained in the Notice, or the nomination and election of directors at the 2007 Annual Meeting, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions).

6. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR GROUP. Each of the members of the Investor Group severally, and not jointly, represents and warrants as follows:

(a) Each member of the Investor Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed, and delivered by each member of the Investor Group, constitutes a valid and binding obligation and agreement of each such member, and is enforceable against each such member in accordance with its terms.

(c) The members of the Investor Group, together with their Affiliates and Associates, beneficially own, directly or indirectly, as of the date hereof, an aggregate of in excess of 4,004,576 shares of Common Stock of the Company as set forth in SCHEDULE A attached hereto which constitutes all of the Voting Securities of the Company beneficially owned by the members of the Investor Group and their Affiliates and Associates.

(d) The execution, delivery and performance of this Agreement by each member of the Investor Group does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

(e) No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit such member to perform such member’s obligations under this Agreement, except for such as have been obtained.

7. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants as follows:

(a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

(d) No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

(e) The Company shall (i) prepare and file its 2006 Annual Report with the Securities and Exchange Commission no later than is reasonably practicable and (ii) prepare, file with the Securities and Exchange Commission and distribute to stockholders a proxy statement which conforms to all securities laws and complies with the terms and conditions of this Agreement and hold its 2006 Annual Meeting no later than is reasonably practicable.

(f) On or prior to the 2007 Annual Meeting, the Company shall not amend its Bylaws to: (i) modify any of the terms or conditions, including the number of directors to be greater than nine (9), of Section 3.02(a) (Number, Classes, Terms of Office); (ii) modify any of the material terms or conditions, including the timing conditions, of Section 2.13 (Shareholder Proposals); or (iii) modify any of the material terms or conditions, including timing conditions, of Section 2.14 (Notice of Stockholder Nominees) except with the consent of either Paul D. Sonkin or James Chadwick, or either of their successors elected pursuant to Section 2(a) above.

8. SPECIFIC PERFORMANCE. Each of the members of the Investor Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Investor Group, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Company and each member of the Investor Group hereby agree to waive any requirements relating to the securing or posting of any bond in connection with seeking any remedy hereunder.

9. PRESS RELEASE. As soon as practicable following the execution and delivery of this Agreement, the Company and the Investor Group shall each issue the respective press releases attached hereto as Exhibit B (the “Press Release”). None of the parties hereto will prior to the Termination Date make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 9, unless otherwise required by law. Notwithstanding the foregoing, following the date hereof, the members of the Investor Group, including their Affiliates, shall not, and shall use their commercially reasonable efforts to cause their respective Associates to not, prior to the Termination Date issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Company, its management or the Board or the Company’s business without prior written consent of the Board, provided, however, that the Investor Group may (i) file a new Schedule 13D or an amendment or amendments to the Schedule 13D in accordance with Section 1(c) of this Agreement or as otherwise required by law, (ii) make other filings as required by law, (iii) make any announcement or communication that is consistent with its obligations pursuant to Section 4 hereof, including, without limitation, any public announcements or positions as it deems appropriate to the extent the Company or a stockholder of the Company makes a public announcement regarding an extraordinary transaction of any kind or nature involving the Company. The foregoing shall not be deemed to prohibit any of the members of the Investor Group who are directors of the Company from engaging in any lawful acts in the exercise of their fiduciary duties as directors of the Company.

10. NO WAIVER. All waivers of this Agreement shall be in writing. Any waiver by either the Representative (as hereinafter defined) or the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either the Representative or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11. CERTAIN DEFINITIONS. As used in this Agreement, (a) the term “Person” shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise; (b) the terms “Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term “Voting Securities” shall mean any securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to the passage of time or other contingencies.

12. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended, modified or waived only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by e-mail or facsimile, with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail or facsimile addresses set forth below (or to such other mailing, facsimile and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), (c) upon receipt, after being sent by a nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 15) or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

Meade Instruments Corp.

6001 Oak Canyon

Irvine, CA 92618

Attn: Corporate Secretary

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660

Attn: Jay Herron, Esq.

Telecopy: (949) 823-6994

Email: jherron@omm.com

If to the Investor Group:

Paul D. Sonkin

c/o Hummingbird Value Fund, L.P.

460 Park Avenue — 12th Floor

New York, New York 10022

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attn: Steven Wolosky, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each party hereto agrees, on behalf of itself and its Affiliates and Associates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in the courts of the State of Delaware and/or the courts of the United States of America located in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 15 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates and Associates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. Any judgment rendered by a Delaware court may be enforced in any other jurisdiction in the United States. Nothing in this Section 16 shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

18. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use all commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

19. LITIGATION EXPENSES. In the event of any litigation among any of the parties hereto concerning this Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled to reimbursement from the party opposing such prevailing party of all reasonable attorneys’ fees and costs incurred in connection therewith.

20. NO ADMISSION. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing. The obligations of the members of the Investor Group hereunder shall be several and not joint. The Company acknowledges and agrees that in no event shall the Other Reporting Persons, as defined in the Schedule 13D, be obligated or liable with respect to any of the matters set forth in this Agreement.

21. REIMBURSEMENT OF EXPENSES. Upon the execution of this Agreement, the Company shall reimburse the Investor Group for all their reasonable fees and expenses incurred in connection with its Schedule 13D filings, submitting their nominees and stockholder proposals for the 2006 Annual Meeting to the Company, and all other related matters, and for the review and negotiation of this Agreement, provided such reimbursement shall not exceed $32,500 in the aggregate.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

MEADE INSTRUMENTS CORP.

BY:	/s/ Steven L. Muellner

Name: Steven L. Muellner

	Title:	CEO and President

HUMMINGBIRD VALUE FUND, L.P.
By: /s/ Paul D. Sonkin

Name: Paul D. Sonkin Title: Managing Member of Hummingbird Capital, LLC, General Partner of Hummingbird Value Fund, L.P.

HUMMINGBIRD MANAGEMENT, LLC

By:	/s/ Paul D. Sonkin

Name: Paul D. Sonkin Title: Managing Member

HUMMINGBIRD MICROCAP VALUE FUND, L.P.

By:	/s/ Paul D. Sonkin

Name: Paul D. Sonkin Title: Managing Member of Hummingbird Capital, LLC, General Partner of Hummingbird Microcap Value Fund, L.P.

HUMMINGBIRD CAPITAL, LLC

By:	/s/ Paul D. Sonkin

Name: Paul D. Sonkin Title: Managing Member

HUMMINGBIRD CONCENTRATED FUND, L.P.

By:	/s/ Paul D. Sonkin

Name: Paul D. Sonkin Title: Managing Member of Hummingbird Capital, LLC, General Partner of Hummingbird Concentrated Fund, L.P.

SUMMIT STREET VALUE FUND, L.P.

By:	/s/ Jennifer Wallace

Name: Jennifer Wallace Title: Managing Member

SUMMIT STREET MANAGEMENT, LLC
By: /s/ Jennifer Wallace
Name: Jennifer Wallace
Title: Managing Member

SUMMIT STREET CAPITAL, LLC
By: /s/ Jennifer Wallace
Name: Jennifer Wallace
Title: Managing Member

MONARCH ACTIVIST PARTNERS, L.P.
By: /s/ James M. Chadwick
Name: James M. Chadwick
Title: Managing Partner

CHADWICK CAPITAL MANAGEMENT, LLC
By:	/s/ James M. Chadwick
Name: James M. Chadwick
Title: Managing Partner
By:	/s/ Paul D. Sonkin
Paul D. Sonkin
By:	/s/ James Chadwick
James Chadwick
By:	/s/ Arthur T. Williams, III
Arthur T. Williams, III
By:	/s/ Jennifer A Wallace
Jennifer A. Wallace
By:	/s/ Sohail Malad
Sohail Malad

Schedule A

Beneficial Ownership of the Investor Group

Investor Group	Beneficial Ownership

Hummingbird Management, LLC Hummingbird Capital, LLC Hummingbird Value Fund, L.P. Hummingbird Microcap Value Fund, L.P. Hummingbird Concentrated Fund, L.P. Paul D. Sonkin	2,862,374

Summit Street Management, LLC Summit Street Capital, LLC Summit Street Value Fund, L.P. Jennifer A. Wallace Arthur T. Williams, III	574,989

Chadwick Capital Management LLC Monarch Activist Partners, L.P. Sohail Malad James M. Chadwick	567,213